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                                                                     Exhibit 21

                          Subsidiaries of the Company


                                                       Jurisdiction of
Entity                                                 Incorporation
------                                                 -------------

Atwood Convention Publishing Inc.                      Missouri
Atwood Publishing, LLC                                 Delaware
Casino Executive, LLC                                  Nevada
Casino Publishing Co.                                  Missouri
CORSEARCH, Inc.                                        Delaware
Crimesearch, Inc.                                      Oklahoma
Expo Magazine, Inc.                                    Kansas
EXPO Magazine, LLC                                     Delaware
FocalPoint Entertaining, Inc                           Maryland
Galaxy Design & Printing, Inc.                         Maryland
Galaxy Expocard Europe B.V.                            Netherlands
Galaxy Information Services, LLC                       Delaware
Galaxy Registration, Inc.                              Maryland
G.E.M. Communications, Inc.                            Oklahoma
GEM Communications, LLC                                Delaware
GEM Nevada, LLC                                        Delaware
Transportation Communications Services, Inc.           Oklahoma
Total Information Services, Inc.                       Oklahoma
T/SF Europe, Inc.                                      Oklahoma
T/SF Investment Co.                                    Delaware
T/SF of Nevada, Inc.                                   Nevada
T/SF Holdings, LLC                                     Delaware